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                                                                EXHIBIT 99.0


                                  GREATER BAY
                                    BANCORP

     For Immediate Release               For Information Contact
     ---------------------               -----------------------

     May 11, 1998                        David L. Kalkbrenner, President & CEO
                                           Greater Bay Bancorp (650) 614-5767
                                             Steven C. Smith, EVP, COO & CFO
                                            Greater Bay Bancorp (650) 813-8222
                                            James R. Woolwine, President & CEO
                                             Golden Gate Bank, (415) 421-9000


GREATER BAY BANCORP AND
PACIFIC RIM BANCORPORATION ANNOUNCE COMPLETION
OF STRATEGIC BUSINESS COMBINATION

     PALO ALTO, Calif. -- Greater Bay Bancorp ("GBBK" on Nasdaq), the $1.2 billion in assets holding company for Cupertino National Bank, Mid-Peninsula Bank, Peninsula Bank of Commerce, Venture Banking Group and Greater Bay Trust Company, announced that the merger with Pacific Rim Bancorporation, holding company for Golden Gate Bank, San Francisco, California, was completed on May 8, 1998. With the completion of the merger, Golden Gate Bank will become a wholly owned subsidiary of Greater Bay Bancorp. The combined entity will continue to focus on serving the greater Bay Area through its ten combined office locations from San Francisco to San Jose. The transaction furthers the strategic emphasis of Greater Bay Bancorp in becoming the preeminent independent community financial services company based in the San Francisco Bay Area market. Based on March 31, 1998 financial information, the combined company will have total assets of approximately $1.3 billion and equity of approximately $80 million.

     David L. Kalkbrenner, President and Chief Executive Officer of Greater Bay Bancorp commented, "We are excited about having Golden Gate Bank join the Greater Bay Bancorp family, as the business combination allows Greater Bay Bancorp to strategically position itself in San Francisco, a key financial center for California and the United States." Mr. Kalkbrenner continued, "The combination furthers Greater Bay Bancorp's strategic plan to build its Super Community Banking franchise, which significantly benefits our clients and our shareholders."

     James Woolwine, President and Chief Executive Officer of Golden Gate Bank commented, "We firmly believe this merger is very beneficial for our current clients and provides significant opportunities to attract new client relationships through the expanded services available as a member of the Greater Bay Bancorp family."

     Leo K. W. Lum, Chairman of Pacific Rim Bancorporation and Golden Gate Bank commented, "With the continued out of state mergers of California based business banks, it is apparent that San Francisco is an excellent market for a relationship focused organization like Greater Bay Bancorp and our merger could not have been planned at a better time to take advantage of this opportunity." Effective as of May 26, 1998, Mr. Lum will join the Board of Directors of Greater Bay Bancorp.
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     The terms of the agreement provide that Pacific Rim Bancorporation's sole shareholder will receive approximately 475,000 shares of Greater Bay Bancorp stock (approximately 950,000 shares after the two-for-one stock split for shareholders of record as of April 30, 1998) in a tax-free exchange. The total value of the Greater Bay Bancorp shares issued approximates $30.9 million. The merger will be accounted for as a "pooling of interests."

     This news release contains statements which constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), that involve risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, expected cost savings from the merger not being fully realized, revenues following the merger being lower than expected and costs or difficulties related to the integration of the business of Greater Bay Bancorp and Pacific Rim Bancorporation being greater than expected. For additional information concerning risks and uncertainties, please refer to Greater Bay Bancorp's Annual Report on Form 10-K for the year-ended December 31, 1997.


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